EXHIBIT 99.10

NOTICE OF WITHDRAWAL

To Withdraw

EXCHANGEABLE SHARES OF WEYERHAEUSER COMPANY LIMITED

Pursuant to the Offer to Exchange

All Shares of Common Stock of

DOMTAR CORPORATION

which are owned by

WEYERHAEUSER COMPANY

for

Common Shares of Weyerhaeuser Company

and Exchangeable Shares of Weyerhaeuser Company Limited

Pursuant to the Canadian Bid Circular dated February 2, 2007

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 2, 2007, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

The undersigned acknowledges receipt of the Canadian Bid Circular dated February 2, 2007 in connection with the offer by Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), to exchange all shares of common stock of Domtar Corporation, a Delaware Corporation, owned by Weyerhaeuser for common shares of Weyerhaeuser and exchangeable shares of Weyerhaeuser Company Limited (“Weyerhaeuser exchangeable shares”), that are validly tendered and not properly withdrawn pursuant to the exchange offer (the “Exchange Offer”) prior to the expiration of the Exchange Offer.

REQUEST FOR WITHDRAWAL

The undersigned has identified in the table below the Weyerhaeuser exchangeable shares that it is withdrawing from the Exchange Offer:

WEYERHAEUSER EXCHANGEABLE SHARES TO BE WITHDRAWN

Certificated Weyerhaeuser exchangeable shares	Book-entry transfer*

TOTAL NUMBER OF SHARES OF WEYERHAEUSER EXCHANGEABLE SHARES WITHDRAWN

*	If any of the Weyerhaeuser exchangeable shares were tendered through the Canadian Depositary for Securities Limited (“CDS”), please provide the name and number of the account at CDS to be credited with the withdrawn shares. This form should be sent to CIBC Mellon Trust Company (the “Canadian Depositary”), with a copy to CDS, only if the undersigned needs to withdraw Weyerhaeuser exchangeable shares after 7:00 p.m., New York City time, on the expiration date of the Exchange Offer and withdrawal through CDS is no longer available. Otherwise, the CDS form of withdrawal should be used and sent to CDS.

REQUEST FOR RELEASE OF CERTIFICATES FOR WEYERHAEUSER EXCHANGEABLE SHARES

If certificate(s) of Weyerhaeuser exchangeable shares have been delivered to the Exchange Agent or if Weyerhaeuser exchangeable shares have been tendered through the CDS, please provide the following information in order for the Exchange Agent to return the relevant certificate(s) or credit the relevant account at CDS:

Name(s) of the registered holder(s):

Serial number(s) of the certificate(s) evidencing the Weyerhaeuser exchangeable shares withdrawn:

Address (including Zip Code):

The name and number of the account at CDS to be credited (applicable for shares tendered through book-entry only):

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SIGNATURES

This Notice of Withdrawal must be signed below by the registered holder(s) of the Weyerhaeuser exchangeable shares withdrawn as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Signature(s):

Capacity (full title):

Dated:

If the release of Weyerhaeuser exchangeable shares certificate(s) or of the Weyerhaeuser exchangeable shares tendered though the CDS is requested, the signatures on this Notice of Withdrawal must be guaranteed by a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), whose members usually include members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States (each of the foregoing, an “eligible institution”), unless those Weyerhaeuser exchangeable shares have been tendered for the account of an eligible institution.

If you wish to withdraw any tendered Weyerhaeuser exchangeable shares and request a release for certificate(s), you must transmit this Notice of Withdrawal to the Canadian Depositary at:

By Mail:	By Facsimile Transmission:	By Hand, Registered Mail or by Courier:
CIBC Mellon Trust Company P.O. Box 1036 Adelaide Street Postal Station Toronto, ON M5C 2K4 Attention: Corporate Actions	416-643-3148 For Confirmation Only Telephone: 1-800-387-0825 (toll free) 416-643-5500 (local)

CIBC Mellon Trust Company

199 Bay Street

Commerce Court West

Securities Level

Toronto, ON M5L 1G9

Attn: Courier Window

or

CIBC Mellon Trust Company

Suite 1600

1066 West Hastings Street

Vancouver, British Columbia

V6E 3X1

Weyerhaeuser will determine questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of Weyerhaeuser, Weyerhaeuser Company Limited, the Canadian Depositary, the information agent or any other person is under any duty to give notification of any defects or irregularities in any request or will incur any liability for failure to give any such notification.

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